Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces First Quarter 2012 Results

Westlake, OH (May 7, 2012):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the first quarter ended March 31, 2012.

At March 31, 2012, TA’s business included 238 sites, 168 of which were operated under the “TravelCenters of America” or “TA” brand names and 70 of which were operated under the “Petro Stopping Centers” or “Petro” brand name.  TA’s results were:

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share amounts and percentages)

Revenues	$1,994,869	$1,782,114
Net loss	$(14,185)	$(16,572)

Net loss per share:
Basic and diluted	$(0.49)	$(0.92)

Supplemental Data:
Total fuel sales volume (gallons)	512,701	500,865
Total fuel revenues	$1,683,193	$1,493,286
Fuel gross margin	$68,446	$60,878

Total nonfuel sales	$308,154	$285,378
Nonfuel gross margin	$171,384	$165,155

EBITDAR(1)	$49,706	$44,524

(1)        A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net loss determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s net loss of $14.2 million for the first quarter of 2012 reflected an improvement of $2.4 million as compared to the net loss in the 2011 first quarter.  TA’s results also reflected improvement in EBITDAR, which increased by $5.2 million, or 11.6%, in the 2012 first quarter compared to the 2011 first quarter.  TA’s fuel sales volume increased by 11.8 million gallons, or 2.4%, in the 2012 first quarter compared to the 2011 first quarter.  During the first quarter of 2012, TA experienced a 0.5% decrease in same site fuel sales volume, compared with the first quarter of 2011. TA believes this decrease is a result, in part, of capital projects in 2012 to replace fuel dispensers and install diesel exhaust fluid dispensers that required TA to take certain diesel dispensers out of service during the period.  Nonfuel revenues for the 2012 first quarter increased $22.8 million, or 8.0%, above the 2011 first quarter.  Total gross margin increased $13.8 million, or 6.1% in the 2012 first quarter above the 2011 first quarter.  The improved results in the first quarter of 2012 compared to 2011 resulted, in large part, from the travel centers opened since April 1, 2011, increased fuel margin per gallon and increased customer spending on nonfuel products and services in TA’s travel centers.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. has historically reflected the level of commercial activity in the U.S. economy.  The slow but continual improvement of the U.S. economy generally, and the improving financial condition and increased activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the 2012 first quarter.

Capital Expenditures and Liquidity

During the three months ended March 31, 2012, we made capital investments of $33.9 million for improvements to existing travel centers and of $0.9 million to improve the eight travel centers we acquired during 2011.  In March 2012 we purchased a travel center for $5.6 million.  During the quarter ended March 31, 2012, TA sold to Hospitality Properties Trust, or HPT, $13.1 million of improvements at sites leased from HPT which resulted in increased rent due to HPT under the lease terms.

At March 31, 2012, TA had approximately $94.9 million in cash and cash equivalents.  TA also maintains a $200 million revolving secured bank credit facility.  At March 31, 2012, no amounts were outstanding under this facility; however $70.5 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers that were operated by TA continuously from the beginning to the end of the comparative periods presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On May 7, 2012, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2012.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 242635.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

The recording and retransmission in any way of TA’s first quarter conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NET LOSS RESULTED IN LARGE PART FROM THE TRAVEL CENTERS OPENED SINCE APRIL 1, 2011, INCREASED FUEL MARGIN PER GALLON AND INCREASED CUSTOMER SPENDING ON NONFUEL PRODUCTS AND SERVICES IN TA’S TRAVEL CENTERS.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS. ALSO, IT SHOULD BE NOTED THAT, DESPITE THE STATED IMPROVEMENTS, TA STILL REALIZED A NET LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2012;

•                  THIS PRESS RELEASE STATES THAT TA HAD $94.9 MILLION OF CASH AND CASH EQUIVALENTS AT MARCH 31, 2012, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY AND THAT TA RECEIVED $13.1 MILLION FROM HPT FOR SALES TO HPT OF QUALIFYING IMPROVEMENTS UNDER TA’S LEASES WITH HPT.  THESE STATEMENTS MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF MARCH 31, 2012, $70.5 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO PROVIDE LETTERS OF CREDIT TO TA’S SUPPLIERS, INSURERS AND TAXING AUTHORITIES AND TA HAS COLLATERALIZED ITS BANK FACILITY WITH SUBSTANTIALLY ALL OF TA’S CASH, ACCOUNTS RECEIVABLE, INVENTORIES, EQUIPMENT AND INTANGIBLE ASSETS. IN ADDITION, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS AND HPT IS NOT OBLIGATED TO PURCHASE THE IMPROVEMENTS TA MAY REQUEST TO SELL TO HPT.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  THIS PRESS RELEASE STATES THAT TA HAS A REVOLVING CREDIT FACILITY OF $200 MILLION.  HOWEVER, TA’S BORROWING AND LETTER OF CREDIT AVAILABILITY UNDER THIS FACILITY IS SUBJECT TO TA HAVING QUALIFIED COLLATERAL, INCLUDING ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORIES THAT VARY IN AMOUNT FROM TIME TO TIME.  ACCORDINGLY, TA’S BORROWING AVAILABILITY AT ANY TIME MAY BE LESS THAN $200 MILLION.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS CUSTOMERS, AND FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  THE ACQUISITION OF TRAVEL CENTERS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGES TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF THE RECENT CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA HAS ACCUMULATED A SIGNIFICANT DEFICIT FROM SEVERAL YEARS OF NET LOSSES SINCE IT BECAME A PUBLICLY OWNED COMPANY IN 2007.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2011, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” “RISK FACTORS” AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2012.  COPIES OF THAT TA ANNUAL REPORT ARE AVAILABLE, AND COPIES OF THAT TA QUARTERLY REPORT WILL BE AVAILABLE, AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Fuel	$1,683,193	$1,493,286
Nonfuel	308,154	285,378
Rent and royalties	3,522	3,450
Total revenues	1,994,869	1,782,114

Cost of goods sold (excluding depreciation):
Fuel	1,614,747	1,432,408
Nonfuel	136,770	120,223
Total cost of goods sold (excluding depreciation)	1,751,517	1,552,631

Operating expenses:
Site level operating	170,137	163,578
Selling, general & administrative	23,167	21,202
Real estate rent	49,515	47,310
Depreciation and amortization	11,842	11,622
Total operating expenses	254,661	243,712

Loss from operations	(11,309)	(14,229)

Loss from equity investees	(200)	(179)
Acquisition costs	(142)	—
Interest income	222	164
Interest expense	(2,512)	(2,108)
Loss before income taxes	(13,941)	(16,352)
Provision for income taxes	244	220
Net loss	$(14,185)	$(16,572)

Net loss per share:
Basic and diluted	$(0.49)	$(0.92)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, to be filed with the Securities and Exchange Commission, including the condensed consolidated financial statements and notes thereto that describe certain revisions to the financial information for the three months ended March 31, 2011 that TA determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$94,937	$118,255
Accounts receivable, net	167,400	130,672
Inventories	165,018	168,267
Other current assets	65,260	67,056
Total current assets	492,615	484,250

Property and equipment, net	488,629	479,943
Intangible assets, net	21,039	21,957
Other noncurrent assets	30,340	30,381
Total assets	$1,032,623	$1,016,531

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$176,908	$149,051
Current HPT Leases Liabilities	25,684	25,073
Other current liabilities	117,056	113,624
Total current liabilities	319,648	287,748

Noncurrent HPT Leases liabilities	361,490	364,369
Other noncurrent liabilities	46,413	45,813
Total liabilities	727,551	697,930

Shareholders’ equity	305,072	318,601
Total liabilities and shareholders’ equity	$1,032,623	$1,016,531

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2012	2011
Calculation of EBITDAR:(1)
Net loss	$(14,185)	$(16,572)
Add: income taxes	244	220
Add: depreciation and amortization	11,842	11,622
Deduct: interest income	(222)	(164)
Add: interest expense(2)	2,512	2,108
Add: real estate rent expense(3)	49,515	47,310
EBITDAR	$49,706	$44,524

(1)             TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)             Interest expense included the following.

	Three Months Ended March 31,
	2012	2011
HPT rent classified as interest	$1,810	$1,773
Amortization of deferred financing costs	87	70
Other	615	265
	$2,512	$2,108

(3)             Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $53,995 and $50,943 during the three month periods ended March 31, 2012 and 2011, respectively, while the total rent amounts expensed during the quarters ended March 31, 2012 and 2011, were $49,515 and $47,310, respectively.    GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010.  A reconciliation of these amounts is as follows.

	Three Months Ended March 31,
	2012	2011

Cash payments to HPT for rent and interest on deferred rent	$51,601	$48,499
Other cash rental payments	2,394	2,444
Total cash payments under real property leases	53,995	50,943
Adjustments for:
Noncash straight line rent accrual – HPT	(538)	1,815
Noncash straight line rent accrual – other	109	53
Interest paid on deferred rent obligation	—	(1,450)
Amortization of sale/leaseback financing obligation	(549)	(586)
Portion of rent payments classified as interest expense	(1,810)	(1,773)
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)
Total amount expensed as rent	$49,515	$47,310

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on March 31, 2012, that were operated by TA for the entire period presented.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended March 31,
	2012	2011	Change Fav/(Unfav)
Number of company operated travel centers(2)	184	184	—

Total fuel sales volume (gallons)	471,720	474,021	-0.5%

Total fuel revenues	$1,550,842	$1,415,245	9.6%
Total fuel gross margin	$65,712	$60,283	9.0%

Total nonfuel revenues	$300,520	$283,882	5.9%
Total nonfuel gross margin	$167,492	$164,263	2.0%

Total gross margin	$233,204	$224,546	3.9%
Site level operating expenses(3)	$161,832	$162,255	-0.3%
Site level gross margin in excess of site level operating expenses	$71,372	$62,291	14.6%

(1)                           Includes operating data of company operated travel centers only, excluding data of two travel centers TA operates that are owned by a joint venture and the travel centers operated by TA’s franchisees. Two company operated sites were excluded from this same site comparison because they were temporarily closed during parts of the period.

(2)                           Includes travel centers that were operated by TA during the entirety of each of the comparable periods presented.

(3)                           Excludes real estate rent expense.

(End)